UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange
5.00% Tangible Equity Units	ELAT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion by Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), of the previously announced acquisition (the “Acquisition”) of the animal health business (the “Business”) of Bayer Aktiengesellschaft, a German stock corporation (“Bayer”), pursuant to the terms of the Share and Asset Purchase Agreement, dated as of August 20, 2019, between Elanco and Bayer, as amended by Amendment No. 1 to the Share and Asset Purchase Agreement, dated as of October 15, 2020, Amendment No. 2 to the Share and Asset Purchase Agreement, dated as of January 17, 2020, Amendment No. 3 to the Share and Asset Purchase Agreement, dated as of June 15, 2020 and Amendment No. 4 to the Share and Asset Purchase Agreement, dated as of July 30, 2020 (as amended from time to time, the “Agreement”).

Item 1.01             Entry into a Material Definitive Agreement.

Credit Agreement

On August 1, 2020 (the “Closing Date”), concurrently with the consummation of the Acquisition, Elanco and Elanco US Inc., a Delaware corporation, as borrowers, entered into a credit agreement (the “Credit Agreement”) relating to (a) a senior secured first lien term loan facility (the “Term Loan Facility”), in an aggregate principal amount of $4,275 million with a maturity of seven years, and (b) a senior secured first lien revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Facilities”), in an aggregate principal amount of up to $750 million with a maturity of five years, including both a letter of credit sub-facility and a swingline loan sub-facility, with the lenders and issuing banks from time to time party thereto, Goldman Sachs Bank USA, as term loan administrative agent, collateral agent and security trustee, and JPMorgan Chase Bank, N.A., as revolver administrative agent.

In addition, the borrowers may request one or more incremental term loan facilities, one or more incremental revolving credit facilities and/or an increase in commitments under the Revolving Credit Facility (collectively, “Incremental Facilities”) in an aggregate amount of up to the sum of (x) the greater of $1,200 million and 1.00 times pro forma consolidated EBITDA plus (y) an additional amount so long as, (i) in the case of loans under Incremental Facilities secured by liens on the collateral that rank pari passu with the liens on the collateral securing the Senior Facilities, the borrowers satisfy a certain net first lien leverage ratio, (ii) in the case of loans under Incremental Facilities secured by liens on the collateral that rank junior to the liens on the collateral securing the Senior Facilities, the borrowers satisfy a certain net secured leverage ratio, and (iii) in the case of loans under Incremental Facilities that are unsecured, the borrowers satisfy either (1) a certain net total leverage ratio or (2) a certain interest coverage ratio, in each case, subject to certain conditions and receipt of commitments by existing or additional lenders.

Proceeds of the Term Loan Facility and a portion of the Revolving Credit Facility drawn on the Closing Date were used (a) to fund the transactions contemplated by the Agreement, including the consummation of the Acquisition and the repayment in full of the existing revolving credit facility of Elanco and (b) to pay related fees and expenses. Proceeds of the Revolving Credit Facility drawn after the Closing Date, swingline loans and letters of credit will be used for working capital and general corporate purposes (including, without limitation, for the permitted acquisitions and capital expenditures).

Interest Rates and Fees

Amounts outstanding under the Term Loan Facility will bear interest, at the borrowers’ election, at (x) a base rate plus 0.75% per annum or (y) LIBOR plus 1.75% per annum, subject to a LIBOR floor of 0.00%. Amounts outstanding under the Revolving Credit Facility will bear interest at the borrowers’ election, at (a) initially, (x) a base rate plus 0.75% per annum or (y) LIBOR plus 1.75% per annum, subject to a LIBOR floor of 0.00%, and (b) on and after the final date of the first full fiscal quarter of Elanco after the Closing Date, a rate to be determined pursuant to a pricing grid based on ratings.

In addition to paying interest on the outstanding principal of loans under the Senior Facilities, the borrowers are required to pay a commitment fee equal to 0.50% per annum to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee under the Revolving Credit Facility is subject to two step-downs to 0.375% and 0.25% per annum based on certain net first lien leverage ratio levels.

The borrowers are also required to pay customary agency fees as agreed with the administrative agents, letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR revolving borrowings on the daily stated amount of outstanding letters of credit, the letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit.

Amortization and Prepayments

The Senior Facilities require scheduled quarterly amortization payments on the Term Loan Facility in an annual amount equal to 1.00% of the original principal amount of the Term Loan Facility with the balance to be paid at maturity.

In addition, the Senior Facilities require that the borrowers prepay outstanding loans under the Term Loan Facility with the following, subject to certain exceptions:

•	50% (which percentage will be reduced to 25% and 0% if the borrowers satisfy certain net first lien leverage ratios) of the borrowers’ annual excess cash flow;

•	100% (which percentage will be reduced to 50% and 0% if the borrowers satisfy certain net first lien leverage ratios) of the net cash proceeds of certain non-ordinary course asset sales, subject to certain exceptions and reinvestment rights; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than certain debt permitted under the Credit Agreement.

The borrowers may voluntarily repay outstanding loans under the Senior Facilities at any time, without prepayment premium or penalty, except in connection with a “repricing event” in respect of the loans under the Term Loan Facility as described below, subject to customary “breakage” costs with respect to LIBOR loans.

Any refinancing of the loans under the Term Loan Facility during the first six months after the Closing Date through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” resulting in a lower yield will be accompanied by a 1.00% prepayment premium.

Collateral and Guarantors

All obligations under the Senior Facilities are unconditionally guaranteed by each of Elanco’s existing and future direct and indirect, wholly-owned material subsidiaries organized under the laws of the United States, Australia, Canada, England & Wales, Germany and Switzerland, other than Elanco US Inc., subject to certain exceptions (collectively, the “Subsidiary Guarantors”). The obligations are secured by a first-priority lien on substantially all of the borrowers’ and the Subsidiary Guarantors’ assets, including capital stock of the subsidiaries directly owned by the borrowers and the Subsidiary Guarantors, in each case, subject to certain exceptions.

Restrictive Covenants

The Revolving Credit Facility requires that the borrowers, commencing with the end of the fiscal quarter ending September 30, 2020, comply on a quarterly basis with the following financial covenants: (i) a maximum net total leverage ratio of 7.71 to 1.00; and (ii) a minimum interest coverage ratio of 2.00 to 1.00.

The Credit Agreement contains certain customary affirmative and negative covenants. The negative covenants in the Credit Agreement include, among other things, limitations on the ability of the borrowers and their subsidiaries to do the following, subject to certain exceptions:

•	incur additional debt or issue certain preferred shares;

•	create liens on certain assets;

•	make certain loans or investments (including acquisitions);

•	pay dividends on or make distributions in respect of Elanco’s capital stock or make other restricted payments;

•	consolidate, merge, divide, sell or otherwise dispose of all or substantially all of their assets;

•	sell or otherwise dispose of assets;

•	enter into certain transactions with their affiliates;

•	enter into sale and leaseback transactions;

•	enter into an unrelated line of business;

•	modify the terms of certain debt or organizational agreements; and

•	change Elanco’s fiscal year.

Events of Default

The Credit Agreement contains certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the Credit Agreement will be entitled to take various actions, including the acceleration of amounts due under the Senior Facilities and all actions permitted to be taken by a secured creditor in respect of the collateral securing the Senior Facilities.

Certain Relationships

The lenders under the Senior Facilities and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for Elanco and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

The foregoing description of the Senior Facilities does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the document, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Amendment No. 4 to the Share and Asset Purchase Agreement

On July 30, 2020, Elanco entered into Amendment No. 4 to the Agreement (the “Amendment”) with Bayer. The Amendment provides, among other things, for (i) covenants in connection with the deferral of transfer of certain Business assets and employees and (ii) the exclusion of India as a territory in which Bayer and its subsidiaries have restrictions with respect to the conduct of certain business activities that compete with the Business.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the document, which is attached hereto as Exhibit 2.5 and incorporated by reference herein.

Item 1.02              Termination of a Material Definitive Agreement.

On July 31, 2020, Elanco terminated its revolving loan credit agreement, dated as of September 5, 2018 (as amended, restated, supplemented or otherwise modified prior to July 31, 2020, the “Existing Credit Facility”), among Elanco, as borrower, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination, Elanco paid all fees that were due and payable under the Existing Credit Facility, which had no principal or interest outstanding on July 31, 2020.

Item 2.01              Completion of Acquisition or Disposition of Assets.

On the Closing Date, Elanco completed the Acquisition of the Business from Bayer. Pursuant to the terms of the Agreement, Elanco purchased the Business for payment on the Closing Date of approximately $5.2 billion in cash, subject to customary post-closing adjustments, and 72,946,429 shares (the “Consideration Shares”) of Elanco’s Common Stock, no par value per share (the “Common Stock”).

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and the amendments thereto, which are attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5 and incorporated by reference herein.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above, under Item 1.01, is incorporated herein by reference.

Item 3.02             Unregistered Sales of Equity Securities.

On the Closing Date, Elanco issued to Bayer World Investments B.V., an affiliate of Bayer, the Consideration Shares, pursuant to the Agreement, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act, as a portion of the consideration paid by Elanco to Bayer in the Acquisition.

Item 7.01             Regulation FD Disclosure.

On August 3, 2020, Elanco issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated by reference herein.

The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01             Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Any historical audited or historical unaudited financial information required pursuant to this Item 9.01(a) in relation to the Acquisition will be filed by amendment to this Current Report on Form 8-K no later than 75 calendar days after the date by which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

Any pro forma financial information required pursuant to this Item 9.01(b) in relation to the Acquisition will be filed by amendment to this Current Report on Form 8-K no later than 75 calendar days after the date by which this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Share and Asset Purchase Agreement, dated as of August 20, 2019, between Bayer Aktiengesellschaft and Elanco Animal Health Incorporated (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 20, 2019).
2.2	Amendment No. 1 to Share and Asset Purchase Agreement, dated as of October 15, 2019, between Bayer Aktiengesellschaft and Elanco Animal Health Incorporated (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 17, 2019).
2.3	Amendment No. 2 to Share and Asset Purchase Agreement, dated as of January 17, 2020, between Bayer Aktiengesellschaft and Elanco Animal Health Incorporated (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 17, 2020).
2.4	Amendment No. 3 to Share and Asset Purchase Agreement, dated as of June 15, 2020, between Bayer Aktiengesellschaft and Elanco Animal Health Incorporated (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 18, 2020).
2.5	Amendment No. 4 to Share and Asset Purchase Agreement, dated as of July 30, 2020, between Bayer Aktiengesellschaft and Elanco Animal Health Incorporated.
10.1	Credit Agreement, dated as of August 1, 2020, among Elanco Animal Health Incorporated, as borrower, Elanco US Inc., as co-borrower, the lenders party thereto from time to time, Goldman Sachs Bank USA, as term loan administrative agent, and as collateral agent and security trustee, and JPMorgan Chase Bank, N.A., as revolver administrative facility agent.
99.1	Press release issued by Elanco Animal Health Incorporated, dated August 3, 2020.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: August 3, 2020	By:	/s/ Michael-Bryant Hicks
	Name:	Michael-Bryant Hicks
	Title:	Executive Vice President, General Counsel and Corporate Secretary